UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2011
NCI, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51579	20-3211574

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11730 Plaza America Drive, Reston, VA	20190

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 707-6900
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
Our Annual Meeting of Stockholders was held on June 8, 2011 (the “Annual Meeting”). The following proposals were voted upon at the Annual Meeting:

Proposal 1:	The election of nine directors to serve a one year term or until their respective successors have been duly elected and qualified.

Proposal 2:	To hold an advisory vote on executive compensation.

Proposal 3:	To hold an advisory on the frequency of holding an advisory vote on executive compensation.

Proposal 4:	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year.
A summary of the voting for proposals voted upon at the Annual Meeting is as follows:

				Broker
				Non-
Proposal 1	Election of Directors	For	Withheld	Votes
	Charles K. Narang	59,615,148	31,600	478,942
	Terry W. Glasgow	59,639,114	7,634	478,942
	James P. Allen	59,572,983	73,765	478,942
	John E. Lawler	59,639,113	7,635	478,942
	Paul V. Lombardi	59,572,530	74,218	478,942
	J. Patrick McMahon	59,639,113	7,635	478,942
	Philip O. Nolan	59,638,665	8,083	478,942
	Stephen L. Waechter	59,639,565	7,183	478,942
	Daniel R. Young	59,572,030	74,718	478,942

					Broker
					Non-
		For	Against	Abstain	Votes
Proposal 2	Advisory vote on executive compensation	59,496,740	142,603	7,405	478,942

						Broker
						Non-
		1 Year	2 Years	3 Years	Abstain	Votes
Proposal 3	Frequency of advisory vote on executive compensation	5,222,764	54,245	54,367,859	1,879	478,943

					Broker
					Non-
		For	Against	Abstain	Votes
Proposal 4	Retain Ernst & Young LLP as NCI’s Independent Registered Public Accounting Firm	60,079,029	45,601	1,060	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI, Inc.
Date: June 10, 2011	By:	/s/ Brian J. Clark
Brian J. Clark
Executive Vice President and Chief Financial Officer